                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             UNITED BANCORP, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                             UNITED BANCORP, INC.
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

--------------------------------------------------------------------------------

                             UNITED BANCORP, INC.
                           Martins Ferry, Ohio 43935

                NOTICE OF THE ANNUAL MEETING OF THE SHAREHOLDERS


TO THE SHAREHOLDERS OF

        UNITED BANCORP, INC.
        MARTINS FERRY, OHIO

        March 20, 1998

        You are hereby notified that the Annual Meeting of Shareholders of United Bancorp, Inc. (the "Company"), will be held on Wednesday, April 15, 1998 at 2:00 p.m. at the Company's main office, 201 South Fourth at Hickory Street, Martins Ferry, Ohio, for the purpose of considering and acting upon the following:

1. To fix the number of Directors at a minimum of nine (9) and a maximum of thirteen (13) and to elect three (3) Directors to Class III of the Board of Directors, specifically,

             Herman E. Borkoski              President
                                             Borkoski Funeral Homes, Inc.

             John M. Hoopingarner            General Manager and
                                             Secretary-Treasurer
                                             Muskingum Watershed
                                             Conservancy District

             Richard L. Riesbeck             President
                                             Riesbeck Food Markets, Inc.

        to serve as Directors of Class III until the Annual Meeting of Shareholders in 2001, and until their successors are duly elected and shall have qualified; and

2. To ratify and approve the appointment of Crowe, Chizek and Company LLP independent certified public accountants, to serve as the Company's external auditor for fiscal year 1998; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors has fixed March 2, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

        ALL ARE NOTIFIED THAT PROXIES SIGNED IN BLANK, OR NAMING PRESENT OFFICERS OR DIRECTORS AS AGENTS TO VOTE THE SHARES SO REQUESTED WILL BE VOTED IN FAVOR OF THE PROPOSALS HEREIN CONTAINED.

        Whether or not you plan to attend our annual meeting, please execute the enclosed proxy and return it as promptly as possible in the enclosed postage-paid envelope. If you do attend the meeting, you may withdraw your proxy.

                                  Signed by order of the Board of Directors


                                  __________________________________________
                                  Norman F. Assenza, Jr., Secretary

                              UNITED BANCORP, INC.
                        201 South 4th at Hickory Street
                           Martins Ferry, Ohio 43935

                                PROXY STATEMENT

        This statement is furnished to shareholders of United Bancorp, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at the headquarters of the Company, 201 South 4th at Hickory Street, Martins Ferry, Ohio, Wednesday, April 15, 1998 at 2:00 p.m. (local time). The number of shares outstanding and entitled to vote thereat is 2,238,314, $1.00 par value per share. No individual beneficially owns over 5% of the outstanding shares. Shareholders of record on March 2, 1998, will have one vote for each share held on such date, and do not have the right to cumulate votes in the election of directors. This proxy statement and proxy are being mailed on or about March 20, 1998.

        The accompanying proxy is solicited by the Board of Directors. It is contemplated that solicitation of proxies will be by use of the mails only. However, in addition, solicitation may be made by telephone or telegraph, by officers or by employees of the Company, or officers or employees of the Company's subsidiary banks. The cost of such solicitation will be borne by the Company, which may reimburse brokerage firms and nominees for reasonable expenses incurred by them, and approved by the Company, in forwarding proxy materials to beneficial owners. You may revoke your proxy at any time prior to its exercise by giving written or oral notice to the Chairman, President and Chief Executive Officer, or by executing a subsequently dated proxy or by voting in person at the annual meeting.

                            ELECTION OF DIRECTORS

        Pursuant to the terms of the Code of Regulations of United Bancorp, Inc., the Board of Directors is divided into three classes, designated as Class I, Class II and Class III, with each class consisting of approximately one-third of the total number of directors as fixed from time to time by the shareholders. The directors serve staggered three-year terms, so that directors of only one class are elected at each Annual Meeting of shareholders. At the forthcoming Annual Meeting, the shareholders will be asked to elect three directors to serve in Class III. Unless otherwise specified in any proxy, the proxies solicited hereunder will be voted in favor of fixing the number of directors at a minimum of nine (9) and a maximum of thirteen (13) and for the election of the three nominees listed below.

        The nominees for election at the forthcoming Annual Meeting are Messrs. Herman E. Borkoski, John M. Hoopingarner and Richard L. Riesbeck, present directors of the Company. If elected, the nominees will serve a three (3) year term, which shall expire at the annual meeting of shareholders in 2001, and until their successor is duly elected and shall have qualified.

     The persons named in the enclosed form of proxy will vote the proxy in accordance with the choice specified. If no choice is specified, it is the intention of the persons named in the enclosed form of proxy to elect the three nominees named above.

                           INFORMATION AS TO NOMINEES

     The Names of the nominees for election as Director, together with specific information about the nominees, is as follows:


                                                                                        UNITED BANCORP,
                                                                                        INC. SHARES
                                                                                        OWNED
NAME AND AGE                          PRINCIPAL OCCUPATION       YEAR OF                BENEFICIALLY (1)      % OF
CLASS III (TERM EXPIRES IN 2001)       PAST FIVE YEARS        INITIAL ELECTION          (3/02/98)            OUTSTANDING
----------------------------------------------------------------------------------------------------------------------------
HERMAN E. BORKOSKI                    President-Borkoski        1987                    13,496 (2)             .60%
Tiltonsville, Ohio                    Funeral Homes, Inc.
Age:  60


JOHN M. HOOPINGARNER                  General Manager and       1992                      905                  .04%
Dover, Ohio                           Secretary-Treasurer
Age:  43                              Muskingum Watershed
                                      Conservancy District

RICHARD L. RIESBECK                   President - Riesbeck      1984                    10,154 (3)             .45%
St. Clairsville, Ohio                 Food Markets, Inc.
Age:  48

               INFORMATION AS TO DIRECTORS WHOSE TERMS OF OFFICE
                  WILL CONTINUE AFTER THE 1998 ANNUAL MEETING




                                                                                                UNITED BANCORP,
                                                                                                INC. SHARES
                                                                                                OWNED
NAME AND AGE                            PRINCIPAL OCCUPATION              YEAR OF               BENEFICIALLY(1)       % OF
CLASS I (TERM EXPIRES IN 1999)          PAST FIVE YEARS                INITIAL ELECTION         (3/02/98)           OUTSTANDING
----------------------------------------------------------------------------------------------------------------------------------

MICHAEL J. ARCIELLO                     Retired Vice President-              1992                  1,382               .06%
Massillon, Ohio                         Finance Nickles Bakeries
Age:  63





JOHN H. CLARK, JR.                      Retired Foundry Owner                1976                  24,270 (4)         1.08%
Wheeling, West Virginia
Age:  70


DR. LEON F. FAVEDE, O.D.                Optometrist                          1981                   1,730 (5)          .07%
St. Clairsville, Ohio
Age:  61

                                                                                                    UNITED BANCORP,
                                                                                                    INC. SHARES
                                                                                                    OWNED
NAME AND AGE                                 PRINCIPAL OCCUPATION                 YEAR OF           BENEFICIALLY(1)    % OF
CLASS II (TERM EXPIRES IN 2000)                 PAST FIVE YEARS               INITIAL ELECTION      (3/02/98)          OUTSTANDING
-----------------------------------------------------------------------------------------------------------------------------------
JAMES W. EVERSON                             Chairman, President and               1969              55,303 (6)          2.47%
St. Clairsville, Ohio                        Chief Executive Officer
Age:  59                                     United Bancorp, Inc. and The
                                             Citizens Savings Bank
                                             Director - The Citizens-
                                             State Bank



ERROL C. SAMBUCO                             President and Chief                   1996               720                 .03%
Martins Ferry, Ohio                          Executive Officer
Age:  57                                     The Ohio Coatings Company



MATTHEW C. THOMAS                            President                             1988               7,261               .32%
St. Clairsville, Ohio                        M. C. Thomas Insurance
Age:  41                                     Agency, Inc.

          SHARE OWNERSHIP OF MANAGEMENT OTHER THAN COMPANY DIRECTORS

        The following table sets forth, as of March 2, 1998 the beneficial ownership of Common Shares of the Company by each Executive Officer of the Company and its subsidiaries and by all such persons, including Company Directors, as a group.

                                         Common Shares
        Name                           Beneficially Owned  (1)      Percent
        ----                           -----------------------      -------
        Charles E. Allensworth              399                       0.02
        Norman F. Assenza, Jr. (7)        4,689                       0.21
        Ronald S. Blake                      71                        nil
        Cleo S. Dull                        558                       0.02
        William S. Holbrook               4,579                       0.20
        James A. Lodes (8)                1,425                       0.06
        Harold W. Price (9)               1,269                       0.06
All Company Directors and
Officers as a Group (16 individuals)    128,211                       5.73%

        (1) Beneficial ownership of Common Shares, as determined in accordance with applicable rules of the Securities and Exchange Commission, includes shares as to which a person has or shares voting power and/or investment power. Except as otherwise indicated, the shareholders listed above have sole voting and investment power with respect to their Common Shares.

        (2)     Includes 4,890 Common Shares held of record by spouse, Frances
                L. Borkoski; 3,595 Common Shares held of record by Borkoski Funeral Homes, Inc.

        (3) Includes 9,450 Common Shares held of record by Riesbeck Food Markets, Inc.

        (4)     Includes 12,991 Common Shares of record held by spouse, Barbara
                L. Clark.

        (5) Includes 138 Common Shares held of record by Pension Plan of Dr. Favede, Dr. Leon F. Favede, Trustee; 474 Common Shares held of record by son Leon M. Favede.

        (6)     Includes 24,797 Common Shares of record held by spouse, Marlene
                K. Everson; 1,885 Common Shares held of record by son Todd M. Everson; 1,178 Common Shares held of record by son Scott A. Everson; 1,830 Common Shares held of record by son James W. Everson, Jr. jointly with wife Bethany Lynn Everson and 816 Common Shares held of record by daughter Dana K. Everson.

        (7) Includes 1,309 Common Shares held of record jointly with parent, Helen Assenza and 2,506 Common Shares held by parent, Helen Assenza with others.

        (8)     Includes 187 Common Shares held of record by spouse, Susan M.
                Lodes.

        (9)     Includes 445 Common Shares held jointly with spouse, Irene R.
                Price.

          THE BOARD OF DIRECTORS,  ITS COMMITTEES AND COMPENSATION

        In 1997, there were a total of four regularly scheduled meetings of the Board of Directors of United Bancorp, Inc. Each director of the Company attended in excess of 75% of the meetings of the Board of Directors. At year-end, all Company Board members except Mr. Arciello and Mr. Hoopingarner also served on the Board of Directors of The Citizens Savings Bank, Martins
Ferry.   Mr. Arciello, Mr. Everson and Mr. Hoopingarner also served on the
Board of Directors of The Citizens-State Bank of Strasburg. Both banks are wholly-owned subsidiaries of the company and each meets monthly. The Company has a Compensation Committee consisting of Messrs. Riesbeck, Chairman; Arciello, Clark, Favede and Hoopingarner, and is responsible for administering the Company's employee benefit plans, setting the compensation of the Subsidiary banks' Presidents and recommends compensation for other holding company officers paid through the subsidiary banks, reviewing the criteria that form the basis for management's officer and employee compensation recommendations and reviewing management's recommendations in this regard. The Compensation Committee, which met one time during 1997, meets on an as needed basis, and pays committee fees of $150.00 per meeting attended. Directors of the Company are paid an annual retainer of $1,000 plus a fee of $225.00 per meeting attended. Pursuant to the Company's Stock Option Plan, all directors of the Company were awarded during 1995 an option to purchase 1,500 shares of the Company's common stock at $14.94 per share. Due to the 10% share dividend paid June 20, 1996 and 10% share dividend paid September 20, 1997, the option to purchase is now 1,815 shares at $12.35 per share.

        The Company's lead bank, The Citizens Savings Bank, Martins Ferry, Ohio, has the following committees of the Board of Directors: Executive, Asset/Liability and Audit. The Executive Committee consists of Messrs. Riesbeck, Chairman; Clark, Everson and Thomas, and is responsible for loan review, rate setting, management issues and asset/liability management. The Executive Committee, which met fifty times in 1997, meets on a weekly basis, and pays committee fees of $500.00 per month to outside directors. The Asset/Liability Committee consists of The Executive Committee and officers Assenza, Blake, Greenwood and Lodes and is responsible for the pricing and repricing of loan and depository products, budgetary matters, and manages the assets, liabilities and profitability of the Company and its subsidiary banks. The Asset/Liability Committee met twelve times in 1997, meets on a monthly basis, and does not pay committee fees to its members. The Audit Committee consists of Messrs. Thomas, Chairman; Borkoski and Sambuco, and reviews the audit plan with the Company's independent accountants, the scope and the results of their audit engagement and the accompanying management letter; reviews the scope and results of the Company's internal auditing procedures; consults with independent accountants and management with regard to the Company's accounting methods and the adequacy of its internal accounting controls; approves professional services provided by the independent accountants; reviews the independence of the independent accountants; and reviews the range of the independent accountant' s audit and non-audit fees. The Audit Committee met four times in 1997, and pays committee fees of $150.00 per meeting to outside directors.

        The Board of Directors of the Company as a whole functions as a nominating committee to propose nominees for director to the Board of Directors. The Board of Directors will consider nominees recommended by stockholders, although it has not actively solicited recommendations from stockholders for nominees nor has it established any procedures for this purpose other than as set forth in the Bylaws. See "Shareholders' Proposals" for 1999 Annual Meeting below.

        The Company's subsidiary bank, The Citizens-State Bank of Strasburg, Strasburg, Ohio, has the following committees of its Board of Directors:
Executive and Audit. The Executive Committee consists of Messrs. Arciello, Chairman; Hoopingarner and Price, and is responsible for loan review, rate setting, compensation, management issues and asset/liability management. The Executive Committee met twelve times in 1997, and pays Committee fees of $50.00 per meeting to outside directors. The Audit Committee consists of Messrs. Ley, Chairman; Herzig and Arciello, and is responsible for overseeing the work of the Bank's internal and external auditors. The Audit Committee met four times in 1997, and pays Committee Fees of $50.00 per meeting to outside directors.

        The Citizens Savings Bank of Martins Ferry paid each director $500.00 per month regardless of the number of meetings attended. The Citizens-State Bank of Strasburg paid each director $400.00 per month regardless of the number of meetings attended.

        During 1996 the Board of Directors implemented the United Bancorp, Inc. and United Bancorp, Inc. Affiliate Bank Directors Deferred Compensation Plan pursuant to which directors may elect annually to defer all or a portion of their directors fees. Once deferred such fees are periodically invested by a related Trust in shares of United Bancorp, Inc. common stock. Deferred benefits are payable upon termination of service as a member of the Board of Directors in a lump sum or periodic payments at the election of the participant. Earlier payment of accrued benefits is provided for in the event of death of the participant or upon the occurrence of an "Unforeseeable Emergency."


                      COMPENSATION OF EXECUTIVE OFFICERS

        United Bancorp, Inc. did not incur any salary expenses nor does it provide pensions, profit sharing plans, or other benefits to any of its officers. All such expenses are paid by United Bancorp, Inc.'s subsidiaries, The Citizens Savings Bank of Martins Ferry and The Citizens-State Bank of Strasburg.

        The following sets forth the direct remuneration paid by the Company's subsidiaries to the officers whose total remuneration exceeded $100,000.00. The figures are Base Salaries plus Incentive Compensation earned in the current year and Other Annual Compensation, which represents the Company's matching 401(k) contribution of $2,375.00 for Mr. Everson, $2,040.00 for Mr. Price and $1,523.00 for Mr. Assenza.

                          SUMMARY COMPENSATION TABLE



                                                Annual Compensation
Name and                        ----------------------------------------------
Principal Position              Year            Salary          Bonus    Other
-------------------             ----            ------          -----    -----
James W. Everson                1997            $158,600        $40,192  $2,375
Chairman, President & CEO       1996            $145,000        $43,591  $2,250
The Citizens Savings Bank       1995            $135,000        $33,556  $1,875
United Bancorp, Inc.


Harold W. Price                 1997            $110,200        $33,600  $2,040
President & CEO                 1996            $100,000        $31,000  $1,857
The Citizens-State Bank         1995            $ 85,000        $23,800  $1,295
Vice President - Administration
United Bancorp, Inc.


Norman F. Assenza, Jr.          1997            $82,400         $18,205  $1,523
Sr. Vice President - Operations 1996            $80,000         $19,150  $1,287
and Secretary                   1995            $74,000         $13,871  $1,119
The Citizens  Savings Bank
Vice President - Operations
and Secretary
United Bancorp, Inc.

        The following table sets forth the number and value of all unexercised stock options held by Executive Officers at year-end. The value of "in-the-money" options refers to options having an exercise price, which is less than the market price of the Company's stock on December 31, 1997. On that date, the Company's named Executive Officers held exercisable options, which were "in-the-money" as discussed in the following table. In addition, the table sets forth the number of options exercised by each of the named Executive Officers during 1997 and indicates the amount of value realized upon such exercise.



                       1997 STOCK OPTION EXERCISES AND YEAR-END VALUE TABLE
                       ----------------------------------------------------

                                                       Number (#) of   Value ($) of
                                                       Unexercised    Unexercised
                                                          Options-       Options-
                                                         12/31/97      12/31/97(1)
                       Shares Acquired  Net Value($)   Exercisable/    Exercisable/
Name                      on Exercise     Realized     Unexercisable   Unexercisable
----                   ----------------  -----------   --------------  --------------
James W. Everson             -0-             $0              0/              $0/
                                                           30,250          $443,163
Harold W. Price              -0-             $0              0/              $0/
                                                           12,100          $177,265
Norman F. Assenza, Jr.       -0-             $0              0/              $0/
                                                            6,050          $ 88,633


(1) Represents market value at $27.00 per share of the Company's common stock at December 31, 1997, less the exercise price.


                      REPORT OF THE COMPENSATION COMMITTEE

        Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's President and Chief Executive Officer and, if applicable, the four other most highly compensated executive officers, whose compensation exceeded $100,000 during the Company's fiscal year. The disclosure requirements, as applied to the Company, include the Company's Chairman, President and Chief Executive Officer (Mr. James W. Everson), the Company's Vice President-Administration (Mr. Harold W. Price), and the Company's Vice President-Operations (Mr. Norman F. Assenza, Jr.) and includes the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting Mr. Everson, Mr. Price and Mr. Assenza. The Compensation Committee (the "Committee") has the responsibility of determining the compensation policy and practices with respect to all of the Company's Executive Officers. At the direction of the Board of Directors, the Committee has prepared the following report for inclusion in this Proxy Statement.

        COMPENSATION PHILOSOPHY. This report reflects the Company's compensation philosophy as endorsed by the Committee. The Committee determines the level of compensation for all other executive officers within the constraints of the amounts approved by the Board.

        Essentially, the executive compensation program of the Company has been designed to:
        - Support a pay-for-performance policy that awards executive officers for corporate performance.
        - Motivate key senior officers to achieve strategic business goals.
        - Provide compensation opportunities which are comparable to those officers by other peer group companies, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success.

        SALARIES. The Committee kept the base salary paid to Mr. Everson at $145,000 effective January 1, 1997 and made him eligible to receive Directors Fees for serving on the company board of directors and two subsidiary bank boards of directors, thus permitting him to participate in the newly established Directors Deferred Fee Plan, increasing his compensation for 1997 by $13,600 or 9.37%. Mr. Price' s base salary was increased $5,000 to $105,000 and he was made eligible to collect Directors Fees for his Boardship at The Citizens-State Bank, thus permitting him to participate in the newly established Directors Deferred Fee Plan, increasing his compensation for 1997 by $10,200 or 10.2%. Mr. Assenza's base salary was increased by 3.2% to $82,400. The company uses the services of Ben S. Cole Financial Inc., an independent outside consultant of Boston, Massachusetts in setting Executive Compensation. Increases recognize the continued improvement of 1997 earnings over 1996 and the implementation of operating efficiencies during the year, which is reflected in the 1997 increase in shareholder value. In addition the Committee approved compensation increases for all other executive officers of the Company. The Board of Directors of the Company approved all such increases upon the recommendation of the Committee. Executive Officers salary increase determinations are based upon performance appraisals of such executives which reviews, among other things, the performance of executives against goals set in the prior year, extraordinary service and promotions within the organization.

        INCENTIVE COMPENSATION.   Officers of United Bancorp, Inc. named above
are participants in the following described plan of United Bancorp, Inc., The Citizens Savings Bank, Martins Ferry, Ohio, and The Citizens-State Bank of Strasburg, wholly-owned subsidiaries of the Company.

        The Company and The Banks' Incentive Compensation Plans provide the opportunity to earn a percentage of salary based on achievement of predetermined goals established by each Board of Directors. The type and relative weighting of goals may change from year to year. For 1997 the incentive amounts distributed were determined by achievement against specific asset growth, return on assets, return on equity and loan to asset ratio targets. In addition, participants other than the CEO's have a portion of their incentives determined by goals for their areas of responsibility. Eligibility and allocation of incentive awards for all participants are determined by the Compensation Committee.

        The above officers of the Company received the following amounts, which are included in the above tables, under Bonus earned based on 1997: $40,192 to Mr. Everson, $33,600 to Mr. Price and $18,205 to Mr. Assenza. Additionally, Mr. Everson had personal use of a company vehicle valued for 1997 at $3,247.00 and a club membership valued at $1,065.00. Mr. Price had personal use of a company vehicle valued for 1997 at $822.00.

        LONG TERM COMPENSATION. Long term incentive compensation is addressed by the Company's Stock Option Plan. The Stock Option Plan was designed to provide long-term incentive to the executive officers and directors of the Company, and to better align the interest of management with those of the Company's shareholders. The Board believes that stock options provide an effective means of accomplishing its long-term compensation objectives, as the level of compensation is directly proportional to the level of appreciation in the market value of the Company's common stock subsequent to the date of the option grant.

        This Report on Compensation is submitted by the Compensation Committee
Members:
        Richard L. Riesbeck, Chairman
        Michael J. Arciello
        John H. Clark, Jr.
        Dr. Leon F. Favede, O.D.
        John M. Hoopingarner

         PERFORMANCE GRAPH - FIVE-YEAR SHAREHOLDER RETURN COMPARISON

        The SEC requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has chosen SNL Securities, a research and publishing firm specializing in the collection and dissemination of data on the banking, thrift and financial services industries for the purpose for this performance comparison which includes the SNL-Midwest Bank Index, All Bank Index and NASDAQ Total U.S. Index. Each index is weighted for all companies that fit the criteria of that particular index and assumes dividends are received in cash and reinvested to purchase additional shares. The following chart measures $100 invested December 31, 1992 in the Company's common stock and each index measured over five years.


                        STOCK PRICE PERFORMANCE CHART








INDEX                           12/31/92        12/31/93        12/31/94        12/31/95   12/31/96     12/3197
----------------------------------------------------------------------------------------------------------------
UNITED BANCORP, INC.            100.00           230.56          264.57         205.21      360.48      503.52
NASDAQ - TOTAL US               100.00           114.80          112.21         158.70      195.19      239.53
SNL BANKS (ALL) INDEX           100.00           109.54          107.06         166.68      232.57      352.43
SNL BANKS (MIDWEST) INDEX       100.00           104.48          100.99         149.23      203.02      329.16


                                 PENSION PLAN

        United Bancorp, Inc. does not have any compensated employees; however, it does maintain a Pension Plan for the employees of its subsidiary banks' with each bank contributing its share of the cost in annual contribution to the Pension Plan.

        United Bancorp, Inc. of Martins Ferry, Ohio and its subsidiary Banks Employees' Retirement Plan (the Plan) is a Defined Benefit Plan for all eligible full time employees. It may provide monthly benefits commencing as early as age 50, but not later than age 70, for employees who terminate or retire with 5 or more years of credited service.

        Benefits at retirement or vested termination are based on all the years-credited service, and the average of the highest five consecutive years. The Plan is integrated with social security covered compensation.

        The table below sets forth retirement benefits at various levels of compensation and years of service based upon retirement at age 65. For this table, benefits are payable to the participant for life and are based on 1997 terms and factors.

                       BENEFIT TABLE FOR A PARTICIPANT
                           ATTAINING AGE 65 IN 1997
                               Years of Service


  AVERAGE
ANNUAL SALARY        10        15       20      25       30     35 OR MORE
-------------        --        --       --      --       --     -----------
  $160,000          $26,095  $39,143  $52,190 $65,238  $78,286    $91,333
  $150,000          $24,345  $36,518  $48,690 $60,863  $73,036    $85,208
  $125,000          $19,970  $29,955  $39,940 $49,926  $59,911    $69,896
  $100,000          $15,595  $23,393  $31,190 $38,988  $46,786    $54,583
  $ 75,000          $11,220  $16,830  $22,440 $28,051  $33,661    $39,271
  $ 50,000           $6,845  $10,268  $13,690 $17,113  $20,536    $23,958
  $ 25,000           $2,750   $4,125   $5,500  $6,875   $8,250     $9,625
  $ 10,000           $1,100   $1,650   $2,200  $2,750   $3,300     $3,850

        The above officers of the Company will have the following years of estimated credited service at retirement: Mr. Everson 42 years; Mr. Price 17 years; Mr. Assenza, 32 years.

                         SPECIAL SEVERANCE AGREEMENT

        The Company has entered into a Special Severance Agreement ("Agreement") with Mr. Everson, Mr. Price, and Mr. Assenza, its Chairman, President and Chief Executive Officer, its Vice President - Administration, and its Vice President-Operations, respectively and other key holding company officers. The Agreement provides that Mr. Everson, Mr. Price and Mr. Assenza shall be entitled to a lump sum severance benefit in the event of Mr. Everson's, Mr. Price's and Mr. Assenza's termination of employment (other than for cause) following a Change of Control and involuntary termination of employment. A Change of Control is defined to include merger or other acquisition of the Company and certain other changes in the voting control of the Company. In the event of a Change of Control and the involuntary termination of his employment, the Agreement requires that Mr. Everson receive
2.99 times annual compensation, Mr. Price to receive 2.0 times annual compensation and Mr. Assenza to receive 1.0 times annual compensation, in a lump sum cash payment, at that level in effect immediately prior to such Change of Control. The Agreement has a term of 1 year and is automatically extended for one additional year unless, not later than June 30th of the preceding year the Company gives notice of termination of the agreement. The rights of the Company to choose to employ or terminate Mr. Everson, Mr. Price, and Mr. Assenza, prior to a Change of Control are not affected by this Agreement. In the event a Change of Control had occurred on January 1, 1998, and Mr. Everson's, Mr. Price's and Mr. Assenza's employment had been involuntarily terminated on such date (other than for cause), Mr. Everson, Mr. Price and Mr. Assenza would have been entitled (subject to certain immaterial modifications provided by the Agreement which may lower the amount), to receive a lump sum severance benefits of $583,384, $291,680 and $102,128, respectively. In the event a potential Change of Control is announced, all executives agree to remain in the employment of the Company for not less than one (1) year following the initial occurrence of such a potential change in Control of the Company.


                      INTEREST IN MATERIAL TRANSACTIONS

        Some of the directors and officers of United Bancorp, Inc., and the companies with which they are associated, were customers of The Citizens Savings Bank of Martins Ferry and The Citizens-State Bank of Strasburg, and had banking transactions with the banks in the ordinary course of business during 1997, and expect to have such banking transactions in the future. All loans and commitments for loans included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of the management of the banks, did not involve more than normal risk of collectibility, or present other unfavorable features. The aggregate amount of such loans outstanding at December 31, 1997, was $2,226,040 or 10.15% of the Company's consolidated equity at year-end.

                       COMPLIANCE WITH SECTION 16(a) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that during 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with by such persons, except for delinquent reports by Director Leon
F. Favede relating to four (4) transactions in the company's stock. The reports were properly filed March 3, 1998.

                                   AUDITORS

        The Board of Directors has approved and recommends to the shareholders the re-appointment of Crowe, Chizek and Company LLP, and certified public accountants, as the Company's external auditors.

        Crowe, Chizek and Company LLP is a regional certified public accounting and management consulting firm formed in 1942, which serves clients primarily in Ohio, Indiana, Michigan, Illinois and Kentucky. Offices of the firm are located in Cleveland and Columbus, Ohio; South Bend, Indianapolis, Elkhart and Merrillville, Indiana; Grand Rapids, Michigan; Oak Brook, Illinois; Lexington and Louisville, Kentucky; Ft. Lauderdale, Florida; and Redhill, England. The professional staff of the firm consists of 105 partners and over 2,000 employees. Crowe, Chizek and Company LLP has become the nation's 9th largest certified public accounting firm, and is committed to serving the banking industry with one-third of their business related to financial institutions.

        A representative of Crowe, Chizek and Company LLP will be present at the annual meeting and will be available to respond to questions, and will be given an opportunity to make a statement if they desire to do so.

        THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THE ADOPTION OF THE PROPOSAL TO RE-APPOINT CROWE, CHIZEK AND COMPANY LLP AS EXTERNAL AUDITOR OF THE COMPANY AND ITS SUBSIDIARY BANKS.

                           SHAREHOLDERS' PROPOSALS

        Proposals of shareholders which are to be presented at the 1999 Annual Meeting of Shareholders of the Company must be received by the Company no later than December 31, 1998, for inclusion in the Company's proxy statement and form of proxy relating to such meeting. Proposals should be sent by certified mail, return receipt requested, to James W. Everson, Chairman, President and Chief Executive Officer, United Bancorp, Inc., 201 South 4th at Hickory Street, Martins Ferry, Ohio 43935.

                                OTHER BUSINESS

        The management at present knows of no other business to be brought before the meeting. If any other business is presented at such meeting, the proxy will be voted in accordance with the recommendations of the Board of Directors. A copy of the Company's 1997 financial report filed with the Securities and Exchange Commission, on Form 10-K, will be available without charge to shareholders upon request. Address all requests, in writing, for this document to Randall M. Greenwood, Vice President and Chief Financial Officer, United Bancorp, Inc., 201 South 4th at Hickory Street, Martins Ferry, Ohio 43935.


                                        By order of the Board of Directors


                                        James W. Everson
                                        Chairman, President and Chief
                                        Executive Officer

                                        Martins Ferry, Ohio
                                        March 20, 1998



        WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY.

                              UNITED BANCORP, INC.
                           Martins Ferry, Ohio 43935
                                    -PROXY-

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 15, 1998
                       PLEASE SIGN AND RETURN IMMEDIATELY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Shareholder or Shareholders of United Bancorp, Inc. (the "Company"), Martins Ferry, Ohio, do hereby nominate, constitute and appoint John H. Clark, Jr., James W. Everson, Richard
L. Riesbeck and Matthew C. Thomas or any one of them (with substitution, for me or our stock and in my or our name, place and stead) to vote all the common stock of said Company standing in my or our name, on its books on March 2, 1998, at the Annual Meeting of Shareholders to be held at the main office of the Company, 201 South Fourth at Hickory Street, Martins Ferry, Ohio, on Wednesday, April 15, 1998, at 2:00 o'clock p.m., or any adjournment thereof with all the powers the undersigned would possess if personally present. The shares will be voted in accordance with my specifications, as follows:

1. To fix the number of Directors at a minimum of nine (9) and a maximum of thirteen (13) and to elect three (3) Directors to Class III of the Board of Directors, specifically,

              Herman E. Borkoski              President
                                              Borkoski Funeral Homes, Inc.

              John M. Hoopingarner            General Manager and
                                              Secretary-Treasurer
                                              Muskingum Watershed
                                              Conservancy District

              Richard L. Riesbeck             President
                                              Riesbeck Food Markets, Inc.

        to serve as Directors of Class III until the Annual Meeting of Shareholders in 2001, and until their successors are duly elected and shall have qualified.

         For ____     Withhold Authority to vote for all nominees _______

        (TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE ABOVE NOMINEES, STRIKE A LINE THROUGH THEIR NAME)

2. To ratify and approve the appointment of Crowe, Chizek and Company LLP independent certified public accountants, to serve as the Company's external auditor for fiscal year 1998.

         For ____     Against ____      Abstain ____

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         For ____     Against ____      Abstain ____

        This Proxy confers authority to vote "FOR" each proposition listed above unless "AGAINST" or "ABSTAIN" is indicated. (IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THE PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.)

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSITIONS. (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.)

                                              Dated ___________________________

                                                    ___________________________
                                                      signature of shareholder

                                                    ___________________________
                                                      signature of shareholder
                                             When signing as attorney, executor,
                                             administrator, trustee or
                                             guardian, please give full title.
                                             If more than one trustee, all
                                             should sign.  ALL JOINT OWNERS
                                             MUST SIGN.
PLEASE SIGN AND RETURN YOUR PROXY NOW. IT IS IMPORTANT THAT WE RECEIVE YOUR VOTE, AS PASSAGE OF EACH OF THE PROPOSALS REQUIRES THE FAVORABLE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES.